CONTACTS: Richard M. Ubinger                              June Filingeri
          Vice President of Finance,                      President
          Chief Financial Officer and Treasurer           Comm-Partners LLC
          (412) 257-7606                                  (203) 972-0186

FOR IMMEDIATE RELEASE

             UNIVERSAL STAINLESS & ALLOY PRODUCTS SUBSIDIARY DUNKIRK PECIALTY STEEL REACHES LABOR AGREEMENT WITH UNION EMPLOYEES

     BRIDGEVILLE, PA, November 5, 2007 - Universal Stainless & Alloy Products, Inc. (Nasdaq: USAP) announced today that its Dunkirk Specialty Steel, LLC subsidiary has reached a new five-year collective bargaining agreement with the Dunkirk hourly employees represented by Local 2693 of the United Steelworkers
(USW).
     Mac McAninch, Chairman and Chief Executive Officer, commented: "We believe the new contract is beneficial to our employees and is in the best interests of our customers and shareholders. The new contract maintains the flexible work rule terms and profit sharing incentives contained in the prior agreement."

About Universal Stainless & Alloy Products, Inc.
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     Universal Stainless & Alloy Products, Inc., headquartered in Bridgeville, Pa., manufactures and markets a broad line of semi-finished and finished specialty steels, including stainless steel, tool steel and certain other alloyed steels. The Company's products are sold to rerollers, forgers, service centers, original equipment manufacturers and wire redrawers. Further information is available at www.univstainless.com

Forward-Looking Information Safe Harbor
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Except for historical information contained herein, the statements in this release are forward-looking statements that are made pursuant to the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among others, risks associated with the receipt, pricing and timing of future customer orders, risks associated with significant fluctuations that may occur in raw material and energy prices, risks associated with the manufacturing process, labor and production yields, risks related to property, plant and equipment, and risks related to the ultimate outcome of the Company's current and future litigation and regulatory matters. Certain of these risks and other risks are described in the Company's filings with the Securities and Exchange Commission (SEC) over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.

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